Exhibit 99.1

Destination XL Group, Inc. Reports Holiday Sales Results

Updates Guidance increasing Net Income and Adjusted EBITDA, while narrowing Sales

CANTON, MA., January 10, 2022 -- Destination XL Group, Inc. (Nasdaq:DXLG), the largest omni-channel specialty retailer of big and tall men's apparel, today announced the following results for the 9-week holiday sales period ended January 1, 2022 (unaudited):

•
Total sales were $106.6 million compared to $78.4 million for the 9-week holiday sales period ended January 2, 2021 and $103.1 million for the 9-week holiday sales period ended January 4, 2020.
•
As compared to fiscal 2019, comparable sales in our omni-channel retail business for the same 9-week holiday period increased 11.4%, primarily due to an increase in comparable sales from our direct business of 32.0% and an increase in comparable store sales of 3.2%. This comparable sales increase of 11.4% was partially offset by closed stores and a decrease in wholesale revenues, resulting in the 3.4% increase in total sales for the 9-week holiday period as compared to the same period of fiscal 2019.

Based on the holiday sales and expectations for the remainder of the fourth quarter, the Company is updating its guidance for fiscal 2021 as follows:

•
Total sales for fiscal 2021 are expected to be $500.0 million to $505.0 million, narrowed from previous guidance of $500.0 million to $510.0 million.
•
Net income of $0.80 to $0.85 per diluted share, increased from previous guidance of net income of $0.72 to $0.80 per diluted share.
•
Adjusted EBITDA of $74.0 to $78.0 million, increased from previous guidance of $70.0 to $75.0 million. Free cash flow for the full year is expected to be in excess of $65.0 million, increased from previous guidance of free cash flow in excess of $55.0 million. Adjusted EBITDA and free cash flow are non-GAAP financial measures, see “Non-GAAP Measures” below.

“We continue to transform our business through DXL’s brand repositioning which allows us to better target the addressable market and drive sales growth. For the critical 9-week holiday shopping season we grew sales both in-store and through our direct channels with very few promotions which contributed to higher margins based on lower markdowns. These structural elements are a major factor in driving our expected record performance for the full year in adjusted EBITDA, net income, and free cash flow. We have remained faithful to our strategic initiative to transform DXL and reposition our brand with a greater focus on fit, selection and experience,” said Harvey Kanter, President and Chief Executive Officer.

“With the resurgence of COVID-19 infections from the Omicron variant, we are experiencing a softening of sales which we attribute to growing public concern which we have reflected in our updated guidance. Supply chain disruptions still exist, however, they continue to slowly improve and we are continually monitoring and pivoting to ensure we have a better flow of inventory to meet our sales expectations. Despite these challenges, we are very pleased with the structural changes that have been made to our business this year in gross margin expansion and operating cost management, and with our restructured liquidity position. We look forward to greater opportunities in 2022,” Kanter concluded.

The Company plans to report its actual fourth-quarter and fiscal 2021 financial results on March 17, 2022, when management also will conduct its quarterly conference call to discuss its results. The earnings call will be hosted by Harvey Kanter, President and Chief Executive Officer, and Peter Stratton, Executive Vice President, Chief Financial Officer, and Treasurer.

Comparable sales in our omni-channel retail business include stores that have been opened for at least 13 months and our direct business. The Company has not carved-out sales for any periods where the stores were temporarily closed due to the Covid-19 pandemic and its variants. Direct sales are defined as sales that originate online, whether through our website, at the store level or through a third party marketplace. Sales from our wholesale business are not part of the Company’s comparable sales calculation.

Non-GAAP Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains non-GAAP financial measures, including adjusted EBITDA and free cash flow. The presentation of these non-GAAP measures is not in accordance with GAAP, and should not be considered superior to or as a substitute for net income or cash flows from operating activities or any other measure of performance derived in accordance with GAAP. In addition, not all companies calculate non-GAAP financial measures in the same manner and, accordingly, the non-GAAP measures presented in this release may not be comparable to similar measures used by other companies. The Company believes the inclusion of these non-GAAP measures help investors gain a better understanding of the Company’s performance, especially when comparing such results to previous periods, and that they are useful as an additional means for investors to evaluate the Company's operating results, when reviewed in conjunction with the Company's GAAP financial statements.

The Company believes that adjusted EBITDA (calculated as earnings before interest, taxes, depreciation and amortization and excluding asset impairment charges, if applicable) is useful to investors in evaluating its performance and is a key metric to measure profitability and economic productivity.

Free cash flow is a metric that management uses to monitor liquidity. Management believes this metric is important to investors because it demonstrates the Company’s ability to strengthen liquidity while supporting its capital projects and new store growth. Free cash flow is calculated as cash flow from operating activities, less capital expenditures and excludes the mandatory and discretionary repayment of debt.

The following are the reconciliations of free cash flows (a non-GAAP measure) from cash flow from operating activities (the comparable GAAP measure) and Adjusted EBITDA (a non-GAAP measure) from Net Income (the comparable GAAP measure):

GAAP to NON-GAAP Free Cash Flow Reconciliation (unaudited)

Projected
(in millions)	Fiscal 2021
Cash flow from operating activities (GAAP basis)	$ > 69.3
Capital expenditures	(4.3)
Free Cash Flow (non-GAAP basis)	$ > 65.0

GAAP to NON-GAAP Adjusted EBITDA Reconciliation (unaudited)

Projected
2021
(in millions)
Net income (GAAP basis)	$54.5 to $57.9
Add back:
Impairment of assets	(2.1)-(2.3)
Provision for income taxes	0.5
Interest expense	4.3-4.6
Depreciation and amortization	17.0-17.1
Adjusted EBITDA (non-GAAP basis)	$74.0 to $78.0

About Destination XL Group, Inc.

Destination XL Group, Inc. is the leading retailer of Men’s Big + Tall apparel that delivers a Big + Tall shopping experience that fits -- fits his body, fits his style, fits his life. Subsidiaries of Destination XL Group, Inc. operate DXL Big + Tall retail and outlet stores throughout the United States as well as Toronto, Canada, Casual Male XL retail and outlet stores in the United States, and an e-commerce website, DXL.com, which offers a multi-channel solution similar to the DXL store experience with the most extensive selection of online products available anywhere for Big + Tall men. The Company is headquartered in Canton, Massachusetts, and its common stock is listed on the Nasdaq Global Market under the symbol "DXLG." For more information, please visit the Company's investor relations website: https://investor.dxl.com.

Forward-Looking Statements

Certain statements and information contained in this press release constitute forward-looking statements under the federal securities laws, including statements regarding: our updated guidance for fiscal 2021, including assumptions underlying the guidance such as expected gross margin rate, comparable sales and expected capital expenditures for fiscal 2021. The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. The Company's actual results and the implementation of its plans and operations may differ materially from forward-looking statements made by the Company. The Company encourages readers of forward-looking information concerning the Company to refer to its filings with the Securities and Exchange Commission, including without limitation, its Annual Report on Form 10-K filed on March 19, 2021, its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission that set forth certain risks and uncertainties that may have an impact on future results and direction of the Company, including risks relating to: the COVID-19 pandemic and its variants impact on the Company’s results of operations; ongoing supply chain issues; and the Company’s execution of its digital and store strategy and ability to grow its market share, predict customer tastes and fashion trends, forecast sales growth trends and compete successfully in the United States men’s big and tall apparel market.

Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The Company undertakes no obligation and expressly disclaims any duty to update such statements.

Investor Relations Contact:

Investor.relations@dxlg.com

603-933-0541